Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE	Media contacts:
January 24, 2023	Kim Ancin
908-559-3227
kimberly.ancin@verizon.com

Eric Wilkens
201-572-9317
eric.wilkens@verizon.com

Strong wireless service revenue growth
highlights Verizon's 4Q and 2022 results

Company enters 2023 with momentum
in wireless mobility and wireless broadband

2022 highlights

Consolidated:
•Full-year 2022 earnings per share (EPS) of $5.06, compared with $5.32 in 2021; adjusted EPS1, excluding special items, of $5.18, compared with 2021 adjusted EPS1 2 of $5.50.
•Total operating revenue of $136.8 billion in full-year 2022, up 2.4 percent year over year.

4Q 2022 highlights

Consolidated:
•$1.56 in EPS, compared with $1.11 in fourth-quarter 2021; adjusted EPS1, excluding special items, of $1.19, compared with $1.33 in fourth-quarter 20212.
•Total operating revenue of $35.3 billion, an increase of 3.5 percent from fourth-quarter 2021.
•Net income of $6.7 billion, an increase of 41.4 percent from fourth-quarter 2021, and adjusted EBITDA1 of $11.7 billion, down 0.2 percent year over year.

Total Wireless:
•Total wireless service revenue5 of $18.8 billion, a 5.9 percent increase year over year.
•Postpaid phone net additions3 of 217,000, and retail postpaid net additions3 of 1,434,000, which was the best single quarter performance in seven years. Full-year 2022 retail postpaid net additions3 were 2,605,000, an increase of 23.2 percent from full-year 2021. This success was driven by strong fixed wireless momentum, tablet and wearables adoption and sequential improvement in phone net additions.
•Total retail postpaid churn3 of 1.14 percent, and retail postpaid phone churn3 of 0.89 percent.

Total Broadband:
•Total broadband net additions of 416,000 was the best total broadband performance in over a decade, reflecting a strong demand for Fios and fixed wireless products. This result included 379,000 fixed wireless net additions, an increase of 37,000 fixed wireless net additions from third-quarter 2022. The company reported sequential quarterly net addition growth in fixed wireless throughout 2022. Full-year 2022 total broadband net additions were 1,290,000, an increase from 409,000 total broadband net additions in full-year 2021.
•59,000 Fios Internet net additions.

NEW YORK - Verizon Communications Inc. (NYSE, Nasdaq: VZ) closed 2022 with fourth-quarter results marked by wireless service revenue growth and the highest total wireless retail postpaid net additions3 in seven years.
"We delivered on the operational expectations and financial targets that we set in the second half of 2022," said Verizon Chairman and CEO Hans Vestberg. “We are rapidly building out our C-Band spectrum with the most aggressive network deployment in our company's history and are well positioned to improve and accelerate our performance. Wireless mobility and nationwide broadband will be two of the most significant contributors to our growth for the next several years."
For fourth-quarter 2022, Verizon reported EPS of $1.56, compared with $1.11 in fourth-quarter 2021. On an adjusted basis1, excluding special items, EPS was $1.19 in fourth-quarter 2022, compared with adjusted EPS1 of $1.33 in fourth-quarter 20212.
Fourth-quarter 2022 earnings included a pre-tax net gain from special items of approximately $2.1 billion. This included a net pre-tax benefit of approximately $2.5 billion related to a mark-to-market adjustment for pension and OPEB (other post-employment benefits) liabilities, a $304 million charge related to severance and the impacts of amortization of intangible assets related to TracFone and other acquisitions of $115 million.
For full-year 2022, Verizon reported $5.06 in EPS, compared with $5.32 for full-year 2021. On an adjusted basis1, excluding special items, 2022 EPS was $5.18, compared with $5.50 for 20212.
Consolidated results
•Total consolidated operating revenue in fourth-quarter 2022 of $35.3 billion, up 3.5 percent from fourth-quarter 2021. Revenue growth was driven by service and other revenue and equipment revenue. Full-year 2022 consolidated operating revenue was $136.8 billion, up 2.4 percent year over year.
•Total wireless service revenue5 in fourth-quarter 2022 increased 5.9 percent year over year. This increase was driven by unlimited plan migrations, the company's highest total wireless retail postpaid net additions in seven years, pricing actions that were implemented beginning in June

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2022 and a full quarter contribution from TracFone. Full-year 2022 wireless service revenue5 increased 8.6 percent year over year. The results for both fourth-quarter 2021 and full-year 2021 included a partial contribution from the acquisition of TracFone, which was completed in November 2021.
•Net income of $6.7 billion, an increase of 41.4 percent compared to fourth-quarter 2021, and adjusted EBITDA1 of $11.7 billion, a decline of 0.2 percent year over year.
•Cash flow from operations totaled $37.1 billion in 2022, a decrease from $39.5 billion in 2021. This decline was primarily driven by higher device payment receivables as the company's device payment portfolio increased by approximately $5 billion during 2022.

•Full-year 2022 capital expenditures were $23.1 billion, including C-Band spending of $6.2 billion.

•The company ended 2022 with free cash flow1 of $14.1 billion, a decrease from $19.3 billion at year-end 2021.
•Verizon's unsecured debt as of the end of fourth-quarter 2022 decreased by $766 million sequentially to $130.6 billion. The company's net unsecured debt1 balance decreased sequentially by $1.3 billion to $128.0 billion, and its net unsecured debt to adjusted EBITDA ratio1 at quarter-end was approximately 2.7 times.
Verizon Consumer results
•Total Verizon Consumer revenue was $26.8 billion, an increase of 4.2 percent year over year, driven by wireless service revenue. For full-year 2022, total Verizon Consumer revenue was $103.5 billion, an increase of 8.6 percent from full-year 2021.

•Wireless service revenue increased 6.1 percent year over year. For full-year 2022, total Consumer wireless service revenue was $61.5 billion, an increase of 9.6 percent from full-year 2021. This increase was driven by premium adoption, overall postpaid connection growth, pricing actions that were implemented beginning in June 2022 and the inclusion of TracFone results.

•Consumer wireless retail postpaid churn3 was 1.06 percent in fourth-quarter 2022, and wireless retail postpaid phone churn3 was 0.86 percent.

•In fourth-quarter 2022, Consumer reported 41,000 wireless retail postpaid phone net additions3. Consumer ended fourth-quarter 2022 with 59 percent of its postpaid wireless phone customers having 5G-capable devices.

•Consumer reported 175,000 wireless retail prepaid net losses3 in fourth-quarter 2022.

•Consumer reported 262,000 fixed wireless net additions and 56,000 Fios Internet net additions in fourth-quarter 2022. For full-year 2022, Consumer reported 776,000 fixed wireless net additions and 199,000 Fios Internet net additions. Consumer Fios revenue was $2.9 billion in fourth-quarter 2022, flat year over year. Full-year 2022 Consumer Fios revenue was $11.6 billion, an increase of 0.6 percent from full-year 2021.
•In fourth-quarter 2022, Consumer operating income was $7.0 billion, a decrease of 4.4 percent year over year, and segment operating income margin was 26.3 percent, a decrease from 28.6 percent in fourth-quarter 2021. Full-year 2022 Consumer operating income was $28.8 billion and segment operating income margin was 27.9 percent, a decrease from 31.4 percent in full-year 2021. Segment EBITDA1 in fourth-quarter 2022 was $10.1 billion, a decrease of 2.0 percent year over year. This decline was due to higher promotional expense related to device subsidies. Segment EBITDA margin1 was 37.9 percent, a decrease from 40.3 percent in fourth-quarter 2021.

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For the full year, segment EBITDA margin1 was 40.2 percent in 2022, a decrease from 43.7 percent in 2021.

Verizon Business results
•Total Verizon Business revenue was $7.9 billion in fourth-quarter 2022, an increase of 1.2 percent year over year. Growth was primarily driven by Small and Medium Business mobility, partially offset by wireline declines. For full-year 2022, total Verizon Business revenue was $31.1 billion, flat year over year, as strong wireless performance was offset by wireline declines.
•Business wireless service revenue was $3.3 billion, an increase of 4.7 percent year over year. This growth was driven predominantly by the continued momentum in adding more customers onto the platform. Full-year 2022 Business wireless service revenue was $12.8 billion, an increase of 3.9 percent compared to full-year 2021.
•Business reported 455,000 wireless retail postpaid net additions3 in fourth-quarter 2022, including 176,000 postpaid phone net additions3. This was the sixth consecutive quarter that Business reported more than 150,000 postpaid phone net additions.
•Business wireless retail postpaid churn3 was 1.38 percent in fourth-quarter 2022, and wireless retail postpaid phone churn3 was 1.06 percent.
•Business reported 117,000 fixed wireless net additions in fourth-quarter 2022.
•In fourth-quarter 2022, Verizon Business operating income was $585 million, a decrease of 26.5 percent year over year, and segment operating income margin was 7.4 percent, a decrease from 10.2 percent in fourth-quarter 2021. Full-year 2022 segment operating income was $2.6 billion and segment operating income margin was 8.5 percent, compared with 11.1 percent in full-year 2021. Segment EBITDA1 was $1.7 billion in fourth-quarter 2022, a decrease of 8.2 percent year over year, which reflected higher subsidies due to increased activations and sales-related expense, as well as declines in high margin wireline revenues. Segment EBITDA margin1 was 21.3 percent in fourth-quarter 2022, a decrease from 23.5 percent in fourth-quarter 2021. For the full year, segment EBITDA margin1 was 22.3 percent, a decrease from 24.2 percent in 2021.
Outlook and guidance
For 2023, Verizon expects the following:
•Total wireless service revenue growth4 5 of 2.5 percent to 4.5 percent.
•Adjusted EBITDA1 of $47.0 billion to $48.5 billion.
•Adjusted EPS1 of $4.55 to $4.85.
•Adjusted effective income tax rate1 in the range of 22.5 percent to 24.0 percent.
•Capital spending in the range of $18.25 billion to $19.25 billion, including the final approximately $1.75 billion of the incremental $10 billion of C-Band-related capital spending.
1Non-GAAP financial measure. See the accompanying schedules and www.verizon.com/about/investors for reconciliations of non-GAAP financial measures cited in this document to most directly comparable financial measures under generally accepted accounting principles (GAAP).

2Adjusted EPS for the prior year period has been reclassified to conform to current period presentation.

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3At the end of the fourth quarter of 2022, Verizon fully decommissioned its 3G network, as a result of which approximately 909,000 wireless retail postpaid connections (576,000 Consumer and 333,000 Business connections), including 392,000 wireless retail postpaid phone connections (180,000 Consumer and 212,000 Business connections), and 237,000 wireless retail prepaid connections were disconnected from its network. The impact of the 3G network shutdown has been excluded for purposes of calculating wireless retail net additions and wireless churn for the respective periods.

4Includes a benefit of approximately 190 basis points from the reallocation from Other revenue to Wireless service revenue. This results from a larger allocation of administrative and telco recovery charges which partly recover network operating costs.

5Total wireless service revenue represents the sum of Consumer and Business segments.

Verizon Communications Inc. (NYSE, Nasdaq: VZ) was formed on June 30, 2000 and is one of the world’s leading providers of technology and communications services. Headquartered in New York City and with a presence around the world, Verizon generated revenues of $136.8 billion in 2022. The company offers data, video and voice services and solutions on its award-winning networks and platforms, delivering on customers’ demand for mobility, reliable network connectivity, security and control.

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Forward-looking statements
In this communication we have made forward-looking statements. These statements are based on our estimates and assumptions and are subject to risks and uncertainties. Forward-looking statements include the information concerning our possible or assumed future results of operations. Forward-looking statements also include those preceded or followed by the words “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “hopes,” “plans” or similar expressions. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. The following important factors, along with those discussed in our filings with the Securities and Exchange Commission (the “SEC”), could affect future results and could cause those results to differ materially from those expressed in the forward-looking statements: the effects of competition in the markets in which we operate, including any inability to successfully respond to competitive factors such as prices, promotional incentives and evolving consumer preferences; failure to take advantage of, or respond to competitors' use of, developments in technology and address changes in consumer demand; performance issues or delays in the deployment of our 5G network resulting in significant costs or a reduction in the anticipated benefits of the enhancement to our networks; the inability to implement our business strategy; adverse conditions in the U.S. and international economies, including inflation in the markets in which we operate; cyber attacks impacting our networks or systems and any resulting financial or reputational impact; damage to our infrastructure or disruption of our operations from natural disasters, extreme weather conditions, acts of war, terrorist attacks or other hostile acts and any resulting financial or reputational impact; the impact of public health crises on our operations, our employees and the ways in which our customers use our networks and other products and services; disruption of our key suppliers’ or vendors' provisioning of products or services, including as a result of geopolitical factors, public health crises or the potential impacts of global climate change; material adverse changes in labor matters and any resulting financial or operational impact; changes in the regulatory environment in which we operate, including any increase in restrictions on our ability to operate our networks or businesses; our high level of indebtedness; significant litigation and any resulting material expenses incurred in defending against lawsuits or paying awards or settlements; an adverse change in the ratings afforded our debt securities by nationally accredited ratings organizations or adverse conditions in the credit markets affecting the cost, including interest rates, and/or availability of further financing; significant increases in benefit plan costs or lower investment returns on plan assets; changes in tax laws or treaties, or in their interpretation; and changes in accounting assumptions that regulatory agencies, including the SEC, may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings.

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Verizon Communications Inc.

Condensed Consolidated Statements of Income

(dollars in millions, except per share amounts)
Unaudited	3 Mos. Ended 12/31/22	3 Mos. Ended 12/31/21	% Change	12 Mos. Ended 12/31/22	12 Mos. Ended 12/31/21	% Change

Operating Revenues
Service revenues and other	$27,626	$26,740	3.3	$109,625	$110,449	(0.7)
Wireless equipment revenues	7,625	7,327	4.1	27,210	23,164	17.5
Total Operating Revenues	35,251	34,067	3.5	136,835	133,613	2.4

Operating Expenses
Cost of services	7,185	7,035	2.1	28,637	31,234	(8.3)
Cost of wireless equipment	8,577	7,961	7.7	30,496	25,067	21.7
Selling, general and administrative expense	8,046	7,412	8.6	30,136	28,658	5.2
Depreciation and amortization expense	4,218	4,051	4.1	17,099	16,206	5.5
Total Operating Expenses	28,026	26,459	5.9	106,368	101,165	5.1

Operating Income	7,225	7,608	(5.0)	30,467	32,448	(6.1)
Equity in earnings of unconsolidated businesses	4	135	(97.0)	44	145	(69.7)
Other income (expense), net	2,687	(860)	*	1,373	312	*
Interest expense	(1,105)	(739)	49.5	(3,613)	(3,485)	3.7
Income Before Provision For Income Taxes	8,811	6,144	43.4	28,271	29,420	(3.9)
Provision for income taxes	(2,113)	(1,407)	50.2	(6,523)	(6,802)	(4.1)
Net Income	$6,698	$4,737	41.4	$21,748	$22,618	(3.8)

Net income attributable to noncontrolling interests	$121	$124	(2.4)	$492	$553	(11.0)
Net income attributable to Verizon	6,577	4,613	42.6	21,256	22,065	(3.7)
Net Income	$6,698	$4,737	41.4	$21,748	$22,618	(3.8)

Basic Earnings Per Common Share
Net income attributable to Verizon	$1.56	$1.11	40.5	$5.06	$5.32	(4.9)
Weighted-average shares outstanding (in millions)	4,204	4,167		4,202	4,148

Diluted Earnings Per Common Share (1)
Net income attributable to Verizon	$1.56	$1.11	40.5	$5.06	$5.32	(4.9)
Weighted-average shares outstanding (in millions)	4,207	4,169		4,204	4,150
Footnotes:
(1)Diluted Earnings per Common Share includes the dilutive effect of shares issuable under our stock-based compensation plans, which represents the only potential dilution.
*Not meaningful

Verizon Communications Inc.

Condensed Consolidated Balance Sheets

(dollars in millions)
Unaudited	12/31/22	12/31/21	$ Change

Assets
Current assets
Cash and cash equivalents	$2,605	$2,921	$(316)
Accounts receivable	25,332	24,742	590
Less Allowance for credit losses	826	896	(70)
Accounts receivable, net	24,506	23,846	660
Inventories	2,388	3,055	(667)
Prepaid expenses and other	8,358	6,906	1,452
Total current assets	37,857	36,728	1,129

Property, plant and equipment	307,689	289,897	17,792
Less Accumulated depreciation	200,255	190,201	10,054
Property, plant and equipment, net	107,434	99,696	7,738
Investments in unconsolidated businesses	1,071	1,061	10
Wireless licenses	149,796	147,619	2,177
Goodwill	28,671	28,603	68
Other intangible assets, net	11,461	11,677	(216)
Operating lease right-of-use assets	26,130	27,883	(1,753)
Other assets	17,260	13,329	3,931
Total assets	$379,680	$366,596	$13,084

Liabilities and Equity
Current liabilities
Debt maturing within one year	$9,963	$7,443	$2,520
Accounts payable and accrued liabilities	23,977	24,833	(856)
Current operating lease liabilities	4,134	3,859	275
Other current liabilities	12,097	11,025	1,072
Total current liabilities	50,171	47,160	3,011

Long-term debt	140,676	143,425	(2,749)
Employee benefit obligations	12,974	15,410	(2,436)
Deferred income taxes	43,441	40,685	2,756
Non-current operating lease liabilities	21,558	23,203	(1,645)
Other liabilities	18,397	13,513	4,884
Total long-term liabilities	237,046	236,236	810

Equity
Common stock	429	429	—
Additional paid in capital	13,420	13,861	(441)
Retained earnings	82,380	71,993	10,387
Accumulated other comprehensive loss	(1,865)	(927)	(938)
Common stock in treasury, at cost	(4,013)	(4,104)	91
Deferred compensation – employee stock ownership plans and other	793	538	255
Noncontrolling interests	1,319	1,410	(91)
Total equity	92,463	83,200	9,263
Total liabilities and equity	$379,680	$366,596	$13,084

Verizon Communications Inc.

Consolidated - Selected Financial and Operating Statistics

(dollars in millions, except per share amounts)
Unaudited	12/31/22	12/31/21

Total debt	$150,639	$150,868
Net unsecured debt(1)	$128,026	$133,745
Net unsecured debt / Consolidated Adjusted EBITDA(1)(2)	2.7x	2.8x
Common shares outstanding end of period (in millions)	4,200	4,198
Total employees (‘000)	117.1	118.4
Quarterly cash dividends declared per common share	$0.6525	$0.6400
Footnotes:
(1)Non-GAAP financial measure.
(2)Consolidated Adjusted EBITDA excludes the effects of non-operational items and special items.

Verizon Communications Inc.

Condensed Consolidated Statements of Cash Flows

(dollars in millions)
Unaudited	12 Mos. Ended 12/31/22	12 Mos. Ended 12/31/21	$ Change

Cash Flows from Operating Activities
Net Income	$21,748	$22,618	$(870)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	17,099	16,206	893
Employee retirement benefits	(2,046)	(3,391)	1,345
Deferred income taxes	2,973	4,264	(1,291)
Provision for expected credit losses	1,611	789	822
Equity in losses (earnings) of unconsolidated businesses, net of dividends received	(10)	36	(46)
Changes in current assets and liabilities, net of effects from acquisition/disposition of businesses	(456)	(890)	434
Other, net	(3,778)	(93)	(3,685)
Net cash provided by operating activities	37,141	39,539	(2,398)

Cash Flows from Investing Activities
Capital expenditures (including capitalized software)	(23,087)	(20,286)	(2,801)
Cash received (paid) related to acquisitions of businesses, net of cash acquired	248	(4,065)	4,313
Acquisitions of wireless licenses	(3,653)	(47,596)	43,943
Collateral payments related to derivative contracts, net of repayments	(2,265)	(21)	(2,244)
Proceeds from disposition of business	33	4,122	(4,089)
Other, net	62	693	(631)
Net cash used in investing activities	(28,662)	(67,153)	38,491

Cash Flows from Financing Activities
Proceeds from long-term borrowings	7,074	33,034	(25,960)
Proceeds from asset-backed long-term borrowings	10,732	8,383	2,349
Net proceeds from short-term commercial paper	106	—	106
Repayments of long-term borrowings and finance lease obligations	(8,616)	(14,063)	5,447
Repayments of asset-backed long-term borrowings	(4,948)	(4,800)	(148)
Dividends paid	(10,805)	(10,445)	(360)
Other, net	(2,072)	(3,832)	1,760
Net cash provided by (used in) financing activities	(8,529)	8,277	(16,806)

Decrease in cash, cash equivalents and restricted cash	(50)	(19,337)	19,287
Cash, cash equivalents and restricted cash, beginning of period	4,161	23,498	(19,337)
Cash, cash equivalents and restricted cash, end of period	$4,111	$4,161	$(50)
Footnotes:
Certain amounts have been reclassified to conform to the current period presentation.

Verizon Communications Inc.

Consumer - Selected Financial Results

(dollars in millions)
Unaudited	3 Mos. Ended 12/31/22	3 Mos. Ended 12/31/21	% Change	12 Mos. Ended 12/31/22	12 Mos. Ended 12/31/21	% Change

Operating Revenues
Service	$18,443	$17,564	5.0	$73,139	$67,733	8.0
Wireless equipment	6,528	6,320	3.3	23,168	19,781	17.1
Other	1,799	1,813	(0.8)	7,199	7,786	(7.5)
Total Operating Revenues	26,770	25,697	4.2	103,506	95,300	8.6

Operating Expenses
Cost of services	4,450	4,251	4.7	17,746	16,581	7.0
Cost of wireless equipment	7,137	6,666	7.1	25,134	20,523	22.5
Selling, general and administrative expense	5,044	4,431	13.8	19,064	16,562	15.1
Depreciation and amortization expense	3,111	3,000	3.7	12,716	11,679	8.9
Total Operating Expenses	19,742	18,348	7.6	74,660	65,345	14.3

Operating Income	$7,028	$7,349	(4.4)	$28,846	$29,955	(3.7)
Operating Income Margin	26.3%	28.6%		27.9%	31.4%

Segment EBITDA(1)	$10,139	$10,349	(2.0)	$41,562	$41,634	(0.2)
Segment EBITDA Margin(1)	37.9%	40.3%		40.2%	43.7%
Footnotes:
(1) Non-GAAP financial measure.
The segment financial results and metrics above exclude the effects of special items (other than the effects of acquisition-related intangible asset amortization), which the Company’s chief operating decision maker does not consider in assessing segment performance.
Certain intersegment transactions with corporate entities have not been eliminated.

Verizon Communications Inc.

Consumer - Selected Operating Statistics

Unaudited				12/31/22	12/31/21	% Change

Connections (‘000):
Wireless retail postpaid (1)				91,856	91,543	0.3
Wireless retail prepaid (1) (2)				22,664	23,852	(5.0)
Total wireless retail				114,520	115,395	(0.8)

Wireless retail postpaid phones (1)				74,857	75,712	(1.1)

Fios video				3,234	3,573	(9.5)
Fios internet				6,740	6,541	3.0

Fixed wireless access (FWA) broadband				884	101	*
Wireline broadband				7,016	6,888	1.9
Total broadband				7,900	6,989	13.0

Unaudited	3 Mos. Ended 12/31/22	3 Mos. Ended 12/31/21	% Change	12 Mos. Ended 12/31/22	12 Mos. Ended 12/31/21	% Change

Gross Additions (‘000):
Wireless retail postpaid (3)	3,889	3,234	20.3	12,037	10,834	11.1

Net Additions Detail (‘000):
Wireless retail postpaid (1) (3)	979	667	46.8	965	1,114	(13.4)
Wireless retail prepaid (1) (2) (3)	(175)	(85)	*	(445)	(52)	*
Total wireless retail (3)	804	582	38.1	520	1,062	(51.0)

Wireless retail postpaid phones (1) (3)	41	336	(87.8)	(655)	575	*

Fios video	(80)	(69)	(15.9)	(339)	(281)	(20.6)
Fios internet	56	51	9.8	199	339	(41.3)

FWA broadband (3)	262	38	*	776	87	*
Wireline broadband	40	30	33.3	128	241	(46.9)
Total broadband	302	68	*	904	328	*

Churn Rate: (1)
Wireless retail postpaid	1.06%	0.94%		1.01%	0.89%
Wireless retail postpaid phones	0.86%	0.77%		0.81%	0.71%
Wireless retail prepaid (2) (3)	4.90%	4.73%		4.09%	4.44%
Wireless retail	1.83%	1.34%		1.63%	1.10%

Revenue Statistics (in millions):
Wireless service revenue	$15,539	$14,643	6.1	$61,509	$56,103	9.6
Fios revenues	$2,914	$2,910	0.1	$11,622	$11,558	0.6

Verizon Communications Inc.

Consumer - Selected Operating Statistics (continued)

Unaudited	3 Mos. Ended 12/31/22	3 Mos. Ended 12/31/21	% Change	12 Mos. Ended 12/31/22	12 Mos. Ended 12/31/21	% Change

Other Wireless Statistics:
Wireless retail postpaid ARPA (4)	$128.02	$124.06	3.2	$125.97	$122.30	3.0
Wireless retail postpaid upgrade rate	5.6%	6.3%
Wireless retail postpaid accounts (‘000) (5)				33,183	33,651	(1.4)
Wireless retail postpaid connections per account (5)				2.77	2.72	1.8
Wireless retail prepaid ARPU (2) (6)	$31.53	$37.83	(16.7)	$31.21	$36.70	(15.0)
Footnotes:
(1) The number of wireless retail connections as of December 31, 2022 reflects a decline in our customer base related to the shutdown of our 3G network in the fourth quarter of 2022 of approximately 576,000 wireless retail postpaid connections, including 180,000 wireless retail postpaid phone connections, and 237,000 wireless retail prepaid connections. In addition, the shutdown of our competitors' 3G network in the second and third quarter of 2022 resulted in a reduction to our customer base of 402,000 wireless retail prepaid connections and 102,000 wireless retail prepaid connections as of June 30, 2022 and September 30, 2022, respectively. The impact of the 3G network shutdowns has been excluded for purposes of calculating wireless retail net additions and wireless churn for the respective periods.
(2) Acquisition of TracFone Wireless, Inc. was completed on November 23, 2021.
(3) Includes certain adjustments.
(4) Wireless retail postpaid ARPA - average service revenue per account from retail postpaid accounts.
(5) Statistics presented as of end of period.
(6) Wireless retail prepaid ARPU - average service revenue per unit from retail prepaid connections.
Certain intersegment transactions with corporate entities have not been eliminated.
* Not meaningful

Verizon Communications Inc.

Business - Selected Financial Results

(dollars in millions)
Unaudited	3 Mos. Ended 12/31/22	3 Mos. Ended 12/31/21	% Change	12 Mos. Ended 12/31/22	12 Mos. Ended 12/31/21	% Change

Operating Revenues
Small and Medium Business	$3,284	$3,112	5.5	$12,613	$11,774	7.1
Global Enterprise	2,423	2,530	(4.2)	9,734	10,224	(4.8)
Public Sector and Other	1,531	1,517	0.9	6,118	6,324	(3.3)
Wholesale	662	651	1.7	2,607	2,720	(4.2)
Total Operating Revenues	7,900	7,810	1.2	31,072	31,042	0.1

Operating Expenses
Cost of services	2,665	2,587	3.0	10,483	10,653	(1.6)
Cost of wireless equipment	1,440	1,296	11.1	5,362	4,544	18.0
Selling, general and administrative expense	2,112	2,093	0.9	8,284	8,324	(0.5)
Depreciation and amortization expense	1,098	1,038	5.8	4,312	4,084	5.6
Total Operating Expenses	7,315	7,014	4.3	28,441	27,605	3.0

Operating Income	$585	$796	(26.5)	$2,631	$3,437	(23.5)
Operating Income Margin	7.4%	10.2%		8.5%	11.1%

Segment EBITDA(1)	$1,683	$1,834	(8.2)	$6,943	$7,521	(7.7)
Segment EBITDA Margin(1)	21.3%	23.5%		22.3%	24.2%
Footnotes:
(1) Non-GAAP financial measure.
The segment financial results and metrics above exclude the effects of special items (other than the effects of acquisition-related intangible asset amortization), which the Company’s chief operating decision maker does not consider in assessing segment performance.
Certain intersegment transactions with corporate entities have not been eliminated.

Verizon Communications Inc.

Business - Selected Operating Statistics

Unaudited				12/31/22	12/31/21	% Change

Connections (‘000):
Wireless retail postpaid (1)				28,733	27,411	4.8
Wireless retail postpaid phones (1)				17,782	17,103	4.0

Fios video				67	71	(5.6)
Fios internet				373	356	4.8

FWA broadband				568	122	*
Wireline broadband				468	477	(1.9)
Total broadband				1,036	599	73.0

Unaudited	3 Mos. Ended 12/31/22	3 Mos. Ended 12/31/21	% Change	12 Mos. Ended 12/31/22	12 Mos. Ended 12/31/21	% Change

Gross Additions (‘000):
Wireless retail postpaid (2)	1,644	1,417	16.0	6,294	5,092	23.6

Net Additions Detail (‘000):
Wireless retail postpaid (1) (2)	455	391	16.4	1,640	1,001	63.8
Wireless retail postpaid phones (1) (2)	176	222	(20.7)	856	509	68.2

Fios video	(2)	(1)	*	(4)	(2)	*
Fios internet	3	4	(25.0)	17	21	(19.0)

FWA broadband (2)	117	40	*	395	86	*
Wireline broadband (2)	(3)	(2)	(50.0)	(9)	(5)	(80.0)
Total broadband	114	38	*	386	81	*

Churn Rate: (1)
Wireless retail postpaid	1.38%	1.26%		1.38%	1.27%
Wireless retail postpaid phones	1.06%	1.01%		1.07%	1.03%

Revenue Statistics (in millions):
Wireless service revenue	$3,265	$3,119	4.7	$12,845	$12,366	3.9
Fios revenues	$304	$292	4.1	$1,201	$1,136	5.7

Other Operating Statistics:
Wireless retail postpaid upgrade rate	3.6%	3.4%
Footnotes:
(1) The number of wireless retail connections as of December 31, 2022 reflects a decline in our customer base related to the shutdown of our 3G network in the fourth quarter of 2022 of approximately 333,000 wireless retail postpaid connections, including 212,000 wireless retail postpaid phone connections. The impact of the 3G network shutdown has been excluded for purposes of calculating wireless retail net additions and wireless churn for the respective periods.
(2) Includes certain adjustments.
Certain intersegment transactions with corporate entities have not been eliminated.
*Not meaningful

Verizon Communications Inc.

Supplemental Information - Total Wireless Operating and Financial Statistics

The following supplemental schedule contains certain financial and operating metrics which reflect an aggregation of our Consumer and Business segments’ wireless results.

Unaudited				12/31/22	12/31/21	% Change

Connections (‘000) (1)
Retail postpaid				120,589	118,954	1.4
Retail prepaid (2)				22,664	23,852	(5.0)
Total retail				143,253	142,806	0.3

Retail postpaid phones				92,639	92,815	(0.2)

Unaudited	3 Mos. Ended 12/31/22	3 Mos. Ended 12/31/21	% Change	12 Mos. Ended 12/31/22	12 Mos. Ended 12/31/21	% Change

Net Additions Detail (‘000) (1) (3)
Retail postpaid phones	217	558	(61.1)	201	1,084	(81.5)
Retail postpaid	1,434	1,058	35.5	2,605	2,115	23.2
Retail prepaid (2)	(175)	(85)	*	(445)	(52)	*
Total retail	1,259	973	29.4	2,160	2,063	4.7

Account Statistics
Retail postpaid accounts (‘000) (4)				35,002	35,332	(0.9)
Retail postpaid connections per account (4)				3.45	3.37	2.4
Retail postpaid ARPA (5)	$149.95	$144.88	3.5	$147.53	$143.18	3.0
Retail prepaid ARPU (2) (6)	31.53	37.83	(16.7)	$31.21	$36.70	(15.0)

Churn Detail (1)
Retail postpaid phone	0.89%	0.81%		0.86%	0.77%
Retail postpaid	1.14%	1.01%		1.10%	0.98%
Retail prepaid (2) (3)	4.90%	4.73%		4.09%	4.44%
Retail	1.74%	1.32%		1.58%	1.14%

Retail Postpaid Connection Statistics
Upgrade rate	5.1%	5.7%

Revenue Statistics (in millions) (7)
Wireless service	$18,804	$17,762	5.9	$74,354	$68,469	8.6
Wireless equipment	7,625	7,327	4.1	27,210	23,164	17.5
Wireless other	1,851	1,840	0.6	7,391	7,855	(5.9)
Total Wireless	$28,280	$26,929	5.0	$108,955	$99,488	9.5
Footnotes:
(1) The number of wireless retail connections as of December 31, 2022 reflects a decline in our customer base related to the shutdown of our 3G network in the fourth quarter of 2022 of approximately 909,000 wireless retail postpaid connections (576,000 Consumer and 333,000 Business connections), including 392,000 wireless retail postpaid phone connections (180,000 Consumer and 212,000 Business connections), and 237,000 wireless retail prepaid connections. In addition, the shutdown of our competitors' 3G network in the second and third quarter of 2022 resulted in a reduction to our customer base of 402,000 wireless retail prepaid connections and 102,000 wireless retail prepaid connections as of June 30, 2022 and September 30, 2022, respectively. The impact of the 3G network shutdowns has been excluded for purposes of calculating wireless retail net additions and wireless churn for the respective periods.
(2) Acquisition of TracFone Wireless, Inc. was completed on November 23, 2021.
(3) Includes certain adjustments.
(4) Statistics presented as of end of period.
(5) Wireless retail postpaid ARPA - average service revenue per account from retail postpaid accounts.
(6) Wireless retail prepaid ARPU - average service revenue per unit from retail prepaid connections.
(7) Intersegment transactions between Consumer or Business segment with corporate entities have not been eliminated.
*Not meaningful

Verizon Communications Inc.

Non-GAAP Reconciliations - Consolidated Verizon

Consolidated EBITDA and Consolidated Adjusted EBITDA

(dollars in millions)
Unaudited	3 Mos. Ended 12/31/22	3 Mos. Ended 9/30/22	3 Mos. Ended 6/30/22	3 Mos. Ended 3/31/22	3 Mos. Ended 12/31/21	3 Mos. Ended 9/30/21	3 Mos. Ended 6/30/21	3 Mos. Ended 3/31/21

Consolidated Net Income	$6,698	$5,024	$5,315	$4,711	$4,737	$6,554	$5,949	$5,378
Add:
Provision for income taxes	2,113	1,496	1,542	1,372	1,407	1,820	1,875	1,700
Interest expense	1,105	937	785	786	739	801	844	1,101
Depreciation and amortization expense (1)	4,218	4,324	4,321	4,236	4,051	3,961	4,020	4,174
Consolidated EBITDA	$14,134	$11,781	$11,963	$11,105	$10,934	$13,136	$12,688	$12,353

Add/(subtract):
Other (income) expense, net (2)	$(2,687)	$439	$(49)	$924	$860	$(269)	$(502)	$(401)
Equity in losses (earnings) of unconsolidated businesses (3)	(4)	(2)	(41)	3	(135)	(1)	(1)	(8)
Severance charges	304	—	—	—	106	103	—	—
Loss on spectrum licenses	—	—	—	—	—	—	—	223
Net gain from disposition of business	—	—	—	—	—	(706)	—	—
	(2,387)	437	(90)	927	831	(873)	(503)	(186)
Consolidated Adjusted EBITDA	$11,747	$12,218	$11,873	$12,032	$11,765	$12,263	$12,185	$12,167
Consolidated Adjusted EBITDA - Year Over Year Change	(0.2)%
Footnotes:
(1) Includes Amortization of acquisition-related intangible assets.
(2) Includes Pension and benefits remeasurement adjustments and Early debt redemption costs, where applicable.
(3) Includes Net gain from disposition of assets, where applicable.

Net Unsecured Debt and Net Unsecured Debt to Consolidated Adjusted EBITDA Ratio

(dollars in millions)
Unaudited	12/31/22	9/30/22	12/31/21

Debt maturing within one year	$9,963	$14,995	$7,443
Long-term debt	140,676	132,912	143,425
Total Debt	150,639	147,907	150,868
Less Secured debt	20,008	16,510	14,202
Unsecured Debt	130,631	131,397	136,666
Less Cash and cash equivalents	2,605	2,082	2,921
Net Unsecured Debt	$128,026	$129,315	$133,745
Net Unsecured Debt to Consolidated Adjusted EBITDA Ratio	2.7x		2.8x
Unsecured Debt - Quarter over quarter change	$(766)
Net Unsecured Debt - Quarter over quarter change	$(1,289)

Verizon Communications Inc.

Adjusted Earnings per Common Share (Adjusted EPS)

(dollars in millions, except per share amounts)
Unaudited	3 Mos. Ended 12/31/22				3 Mos. Ended 12/31/21
	Pre-tax	Tax	After-Tax		Pre-tax	Tax	After-Tax
EPS				$1.56				$1.11
Amortization of acquisition-related intangible assets	$115	$(34)	$81	0.02	$135	$(33)	$102	0.02
Severance, pension and benefits credits	(2,214)	552	(1,662)	(0.40)	(1,103)	268	(835)	(0.20)
Early debt redemption costs	—	—	—	—	2,409	(629)	1,780	0.43
Net gain from disposition of asset	—	—	—	—	(131)	30	(101)	(0.02)
	$(2,099)	$518	$(1,581)	$(0.38)	$1,310	$(364)	$946	$0.23
Adjusted EPS				$1.19				$1.33
Footnotes:
Adjusted EPS may not add due to rounding.
Certain amounts have been reclassified to conform to the current period presentation.

Adjusted Earnings per Common Share (Adjusted EPS)

(dollars in millions, except per share amounts)
Unaudited	12 Mos. Ended 12/31/22				12 Mos. Ended 12/31/21
	Pre-tax	Tax	After-Tax		Pre-tax	Tax	After-Tax
EPS				$5.06				$5.32
Amortization of acquisition-related intangible assets	$826	$(214)	$612	0.15	$594	$(145)	$449	0.11
Severance, pension and benefits credits	(1,371)	339	(1,032)	(0.25)	(2,170)	539	(1,631)	(0.39)
Early debt redemption costs	1,241	(316)	925	0.22	3,541	(917)	2,624	0.63
Net gain from disposition of asset and business	—	—	—	—	(837)	—	(837)	(0.20)
Loss on spectrum licenses	—	—	—	—	223	(56)	167	0.04
	$696	$(191)	$505	$0.12	$1,351	$(579)	$772	$0.19
Adjusted EPS				$5.18				$5.50
Footnotes:
Adjusted EPS may not add due to rounding.
Certain amounts have been reclassified to conform to the current period presentation.

Free Cash Flow
(dollars in millions)
Unaudited	12 Mos. Ended 12/31/22	12 Mos. Ended 12/31/21

Net Cash Provided by Operating Activities	$37,141	$39,539
Capital expenditures (including capitalized software)	(23,087)	(20,286)
Free Cash Flow	$14,054	$19,253

Verizon Communications Inc.
Non-GAAP Reconciliations - Segments
Segment EBITDA and Segment EBITDA Margin
Consumer

(dollars in millions)
Unaudited	3 Mos. Ended 12/31/22	3 Mos. Ended 12/31/21	12 Mos. Ended 12/31/22	12 Mos. Ended 12/31/21

Operating Income	$7,028	$7,349	$28,846	$29,955
Add Depreciation and amortization expense	3,111	3,000	12,716	11,679
Segment EBITDA	$10,139	$10,349	$41,562	$41,634
Year over year change %	(2.0)%		(0.2)%

Total operating revenues	$26,770	$25,697	$103,506	$95,300
Operating Income Margin	26.3%	28.6%	27.9%	31.4%
Segment EBITDA Margin	37.9%	40.3%	40.2%	43.7%

Business

(dollars in millions)
Unaudited	3 Mos. Ended 12/31/22	3 Mos. Ended 12/31/21	12 Mos. Ended 12/31/22	12 Mos. Ended 12/31/21

Operating Income	$585	$796	$2,631	$3,437
Add Depreciation and amortization expense	1,098	1,038	4,312	4,084
Segment EBITDA	$1,683	$1,834	$6,943	$7,521
Year over year change %	(8.2)%		(7.7)%

Total operating revenues	$7,900	$7,810	$31,072	$31,042
Operating Income Margin	7.4%	10.2%	8.5%	11.1%
Segment EBITDA Margin	21.3%	23.5%	22.3%	24.2%